                                                                   EXHIBIT 10.6


THE SECURITIES REPRESENTED BY THIS NOTE AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

THE SECURITY INTERESTS GRANTED TO SECURE AMOUNTS DUE UNDER THIS NOTE MAY RANK PARI PASSU WITH CERTAIN OTHER SECURITY INTERESTS GRANTED BY OF INTELECT COMMUNICATIONS, INC. AS AND TO THE EXTENT SET FORTH IN THAT CERTAIN AGREEMENT FOR PURCHASE AND SALE DATED AS OF THE DATE HEREOF BETWEEN INTELECT COMMUNICATIONS, INC. AND ST. JAMES CAPITAL PARTNERS, L.P.


                          INTELECT COMMUNICATIONS, INC.
                     $2,000,000 CONVERTIBLE PROMISSORY NOTE


$2,000,000                        Houston, Texas                 April __, 1998


        INTELECT COMMUNICATIONS, INC., a Delaware corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to St. James Capital Partners, L.P., a Delaware limited partnership (hereinafter called "Holder"), or its registered assigns, the principal sum of up to Two Million Dollars ($2,000,000), together with interest on the amount of such principal sum from time to time outstanding, payable in accordance with the terms set forth below. It is the intention of the parties that the principal sums of this Note shall be advanced in multiple Advances (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 1.5 of the Agreement of Purchase and Sale between the Company and Holder dated as of the date hereof (the "Purchase Agreement"). No Advance shall be made under this
Note if an Event of Default (as defined below) exists or would exist but for the passage of time. Interest under this Note shall accrue on amounts actually advanced.

        THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SECURED BY A PLEDGE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER DATED AS OF THE DATE HEREOF, AS MAY BE AMENDED OR MODIFIED (THE "PLEDGE AGREEMENT").

                                    ARTICLE I

                                   DEFINITIONS

        1.1 Definitions. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated from time to time by the Association of Independent Certified Public Accountants; and (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

        "Advance" means a disbursement of proceeds of this Note.

        "Board of Directors" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

        "Common Stock" means shares of common stock, par value $0.01 per share, of the Company.

        "Conversion Price" means the price per share determined in accordance with Articles IV and V (as adjusted in accordance with the terms of this Note) at which shares of Common Stock shall be delivered to Holder upon conversion of this Note.

        "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

        "Event of Default" has the meaning specified in Section 3.1.

        "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (a) for the principal of and premium, if any, and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created (i) for money borrowed by such Person (including capitalized lease obligations), (ii) for money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or (iii) constituting purchase money indebtedness, or indebtedness secured by property at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable;
(b) for all
deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (a) above.

        "Maturity Date", when used with respect to this Note, means February 12, 1999 (or such earlier date upon which this Note becomes due and payable under Section 3.2), or as extended pursuant to Section 2.2 hereof.

        "Note" means this $2,000,000 7% Convertible Promissory Note, as hereafter amended, modified, substituted or replaced.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, other entity, unincorporated organization or government or any agency or political subdivision thereof.

        "Subsidiary" means a corporation or other entity more than 50% of the outstanding voting stock of which, or more than 50% of the equity interest in which, is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by any combination of the Company and one or more other Subsidiaries excepting that, for purposes thereof, "Subsidiary" shall not be taken to include Intelect Network Systems Limited (U.K.), Intelect Finance Limited (Bermuda), Intelect Communications Systems Limited (Bermuda), Intelect Defense Technologies, Inc. (Delaware) or The Customer Premises Equipment Corporation (Delaware).

                                   ARTICLE II

                                    PAYMENTS

        2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate equal to seven percent (7%) per annum calculated on the basis of a 360-day year. All past due amounts of principal and interest shall bear interest at fifteen percent (15%) per annum calculated on the basis of a 360-day year until paid.

        2.2 Payment of Principal and Interest; Extension. The principal and all accrued interest under this Note shall be due and payable in full on the Maturity Date. At any time, the Holder may, at its option and in lieu of cash, elect to be paid all accrued and unpaid interest owed to Holder by the Company in the form of Common Stock, based on a price per share equal to the Conversion Price (the "Price Per Share"). The amount of all accrued and unpaid interest on the Maturity Date shall be divided by the Price Per Share into a whole number of shares of Common Stock, with the remainder, if any, being paid in cash. The Company may extend the Maturity Date for an additional twelve (12) month period upon written notice to the Holder no later than thirty (30) days prior to February 12, 1999. The Company shall, together with such notice, issue Warrants to the Holder as more fully set forth in Section 1.3(c) of the Purchase Agreement.

         2.3 Prepayments. Subject to Holder's right to convert, at any time before the Maturity Date, the Company may prepay this Note, in whole or in part, without penalty or discount, upon five days' prior written notice given to Holder pursuant to Section 7.5. All payments made under this Note shall be applied first to accrued interest, and the balance, if any, to principal; provided, however, that interest shall accrue on any remaining principal balance and shall be payable at the rate provided above.

         2.4 Manner of Payment. Cash payments of principal and interest on this Note will be made by delivery of checks to Holder at its address as set forth in this Note or wire transfers pursuant to instructions from Holder. If the date upon which the payment of principal and interest is required to be made pursuant to this Note occurs other than on a Business Day, then such payment of principal and interest shall be made on the next occurring Business Day following said payment date and shall include interest through said next occurring Business Day.

         2.5 Security. This Note is secured by the collateral defined in the Pledge Agreement.

                                   ARTICLE III

                                    REMEDIES

         3.1 Events of Default. An "Event of Default" occurs if:

             (a) the Company defaults in the payment or mandatory prepayment of the principal or interest on this Note when such principal or interest becomes due and payable and such default remains uncured for a period of five days; or

             (b) the Company or any Subsidiary defaults in the performance of any covenant made by the Company, and such default remains uncured for a period of 45 days in any of (i) the Common Stock Purchase Warrants issued by the Company to the Holder dated as of the date hereof, (ii) that certain Registration Rights Agreement dated as of the date hereof, as may be thereafter amended or modified, by and between the Company and the Holder, pursuant to which the Company grants to the Holder certain registration rights in respect of the shares of Common Stock upon exercise of the Warrants (the "Registration Rights Agreement"); (iii) the Pledge Agreement; (iv) this Note (other than a default in the performance of a covenant specifically addressed elsewhere in this Section 3.1); or

             (c) any representation or warranty made by the Company or any Subsidiary in the Purchase Agreement, the Warrants, the Registration Rights Agreement, the Pledge Agreement, or this Note or in any certificate furnished by the Company in connection with the consummation of the transaction contemplated thereby or hereby, is untrue in any material respect as of the date of making thereof and such default remains uncured for a period of 45 days; or

             (d) the Company or any Subsidiary defaults in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness of the Company or such Subsidiary (other than the Indebtedness evidenced by this Note) having an aggregate principal amount in excess of $200,000 or on any Indebtedness of the Company to any of its stockholders and such default remains uncured for a period of 45 days; or

             (e) a court of competent jurisdiction enters a judgment or judgments against the Company or any Subsidiary, or any property or assets of the Company or any Subsidiary, for the payment of money aggregating $200,000 or more in excess of applicable insurance coverage, such default remains uncured for a period of 45 days; or

             (f) a court of competent jurisdiction enters (i) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of the property of the Company or any Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary and any such decree or order of relief or any such other decree or order remains unstayed for a period of 90 days from its date of entry; or

             (g) the Company or any Subsidiary commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the Company or any Subsidiary files a petition, answer or consent seeking reorganization or relief under any applicable federal or state law, or the Company or any Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

             (h) any person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of 40% or more of the total voting power of the Company and was not the beneficial owner of 40% or more of the total voting power of the Company as of the date hereof; provided that the foregoing shall not include any person or group who or which acquires the Warrants or shares of the Company's Common Stock issuable upon exercise of the Warrants or upon conversion of this Note; and further provided that such default has not been cured or waived within ninety (90) days following such change of beneficial ownership.

               (i) the Company or any operating Subsidiary (1) merges or consolidates with or into any other Person (unless the Company or any of its operating Subsidiaries is the surviving or acquiring party); (2) dissolves or liquidates; or (3) sells all or any substantial portion of its assets (unless the purchaser is a Subsidiary of the Company) except where such action by the Company or its Subsidiary would not have a materially adverse effect on the financial condition or business Company and its Subsidiaries taken as a whole.

         3.2 Acceleration of Maturity. This Note and all accrued interest shall automatically become immediately due and payable if an Event of Default described in Sections 3.1(f), 3.1(g) or 3.1(i) occurs and, this Note shall, at the option of the Holder in its sole discretion, become immediately due and payable if any other Event of Default occurs, and in every such case the Holder of the Note may declare the principal and interest on the Note to be due and payable immediately.

                                   ARTICLE IV

                               CONVERSION OF NOTE

         4.1 Conversion by Holder. Subject to and upon compliance with the provisions of this Article, at the option of Holder, all or any part of this Note may be converted at any time, at the principal amount hereof together with accrued and unpaid interest thereon, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock. Except as set forth in Article V, the Conversion Price shall initially be $9.082 per share.

         4.2 Conversion by Company. Upon written notice to Holder, the Company may require that this Note be converted, at the principal amount hereof together with accrued and unpaid interest thereon, into fully paid and nonassessable shares (calculated as to such conversion to the nearest 1/100 of a share) of Common Stock if (a) no Event of Default exists hereunder or under any other Transaction Document, (b) the Common Stock has traded at a closing price equal to or greater than $13.50 per share for the previous fifteen (15) out of seventeen (17) consecutive days and at a price equal to or greater than $13.50 per share as of the date written notice of conversion is provided by the Company to Holder, (c) the Company has filed a registration statement covering the shares of Common Stock issuable upon conversion of this Note, (d) such registration statement has been declared effective by the Securities and Exchange Commission and (e) the Company pays on the date of conversion, all other amounts due under the Transaction Documents to Holder.


                                    ARTICLE V

                         ADJUSTMENT OF CONVERSION PRICE

         5.1 Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price, the holder of this Note shall thereafter be entitled to purchase, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

         5.2 Stock Dividends. Except for distributions of Common Stock to holders of the Company's preferred stock and distributions pursuant to a shareholder rights plan duly adopted by the Company's Board of Directors and disclosed in the Company's filings with the SEC, in case the Company shall declare a dividend or make any other distribution upon any shares of the Company, payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

         5.3 Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares into which this Note may be converted immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares into which this Note may be converted immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 5.4 no adjustment in the Conversion Price and no change in the number of Shares shall be made under this Article V as a result of or by reason of any such subdivision or combination.

         5.4 Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

             5.4.1 As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in Section 5.5.3), lawful and adequate provisions shall be made whereby the holder of this Note shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note and in lieu of the shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such holder shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of this Note.

                  5.4.2 In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which a number of shares of common stock or its equivalent of the successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Conversion Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

                  5.4.3 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger or the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company the obligation to deliver to such Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder hereof, such Successor Person will issue a new Note revised to reflect the modifications in this Note effected pursuant to this Section 5.5.

                  5.4.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the holder hereof shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Note either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

         5.5 Adjustment for Asset Distribution. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property), the Conversion Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

         5.6 De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon conversion of the Note and no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Conversion Price; provided, however, that any adjustments which by reason of this Section 5.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

         5.7 Notice of Adjustment. Whenever the Conversion Price or the number of Shares issuable upon the conversion of the Note shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Conversion Price and the adjusted number of Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and the adjusted number of Shares issuable upon the conversion of this Note or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Holder hereof copies of such Officer's Certificate together with a notice stating that the Conversion Price and the number of Shares purchasable upon conversion of this Note have been adjusted and setting forth the adjusted Conversion Price and the adjusted number of Shares purchasable upon conversion of this Note.

         5.8 Notifications to Holders. In case at any time the Company proposes:

                 (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

                 (ii) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

                 (iii) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

                 (iv) to effect a voluntary or involuntary dissolution,
             liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the holder hereof
(a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

         5.9 Company to Prevent Dilution. If any event or condition occurs as to which other provisions of this Article are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of this Note evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the holder hereof under any provisions of this Note, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Conversion Price and the number of shares purchasable hereunder so as to preserve the rights of the holder hereunder. In no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Article except in the event of a combination of shares of the type contemplated in Section 5.4 hereof, and then in no event to an amount greater than the Conversion Price as adjusted pursuant to Section 5.4 hereof.



                              [Intentionally Blank]

                                   ARTICLE VI

                                    COVENANTS

         The Company covenants and agrees that, so long as this Note is outstanding:

         6.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof.

         6.2 Corporate Existence. The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company or a Subsidiary shall not be required to preserve any such right or franchise if it shall reasonably determine that the preservation thereof is no longer desirable in the conduct of its business.

         6.3 Taxes; Claims; etc. The Company will, and will cause each Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, personal, or mixed, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, and which lien or charge will have a material adverse effect on the business of the Company; provided, however, that neither the Company nor any Subsidiary shall be required to pay or cause to be paid any such tax, assessment, charge, levy, or claim prior to institution of foreclosure proceedings if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim.

         6.4 Maintenance of Existence and Properties. The Company will, and will cause each Subsidiary to, keep its material properties in good repair, working order, and condition, ordinary wear and tear excepted, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

         6.5 SEC Reports. The Company will maintain its Edgar filing status with the SEC and will deliver to the Holder within 20 days after completing filings with the SEC, copies of its annual and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required or elects to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company will timely comply in all material respects with its reporting and filing obligations under the applicable federal securities laws.

         6.6 Notice of Defaults. The Company will promptly notify the Holder in writing of the occurrence of (i) any Event of Default under this Note, and (ii) any event of default (or if any event of default would result upon any payment with respect to this Note) with respect to any Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity of such Indebtedness.

         6.7 Compliance with Laws. The Company will promptly comply with all laws, ordinances and governmental rules and regulations to which it is subject, the violation of which would materially and adversely affect the Company.

         6.8 Amendments to Charter. The Company will not amend or modify its charter in a manner modifying, amending or waiving any material right or obligation of the Holder or rights of holders of the Company's Common Stock, excepting such modifications, amendments or waivers which would not, singly or in the aggregate, have a material adverse effect on such rights or obligations without the prior written consent of Holder.

         6.9 Mergers and Acquisitions. Without the consent of the Holder, the Company or any operating Subsidiary will not consolidate or merge with any Person unless the Company or its operating Subsidiary is the surviving corporation in such transaction, nor dissolve, liquidate, or enter into a share exchange with or sell or transfer all or a substantial portion of its assets to any Person.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment, action or omission to act from the holders of a majority of the aggregate principal amount of this Note.

         7.2 Benefits of Note; No Impairment of Rights of Holder of Senior Indebtedness. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

         7.3 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

         7.4 Restrictions on Transfer. Holder shall not transfer this Note except (by the grant of a security interest) to its lender or lenders, and except as provided in Section 7.7 of the Purchase Agreement. As between Holder and its lender or lenders, this Note is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. Any lender to which Holder grants a security interest in this Note shall be entitled to exercise all remedies to which it is entitled by contract or by law, including (without limitation) transferring this Note into its own name or into the name of any purchaser at any sale undertaken in connection with enforcement by such lender of its remedies.

         7.5 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses: if to the
Company: Intelect Communications, Inc., 1100 Executive Drive, Richardson, Texas 75081, or at any other address designated by the Company in writing to Holder; if to Holder: St. James Capital Partners, L.P., c/o St. James Capital Corp., 1980 Post Oak Boulevard, Suite 2030, Houston, Texas 77056, Attn: John L. Thompson, or at any other address designated by Holder to the Company in writing.

         7.6 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

         7.7 Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas (without regard to principles of choice of law).

         7.8 Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (hereinafter referred to in this Section 7.8 as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (hereinafter referred to in this Section 7.8 as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by
Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by

Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                                     INTELECT COMMUNICATIONS, INC..


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------














                    [Signature Page -- SJCP Convertible Note]